Consent of Ernst & Young



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-10637) pertaining to the Employee Savings Plan of Signet Banking Corporation and in the related Prospectus of our report dated April 28, 1994, with respect to the financial statements and schedules of the Signet Banking Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                                 Ernst & Young


Richmond, Virginia
June 29, 1994